UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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LVB Acquisition, Inc.

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LVB ACQUISITION, INC.

56 East Bell Drive

Warsaw, Indiana 46582

CONSENT SOLICITATION STATEMENT OF

LVB ACQUISITION, INC.

March 6, 2015

Dear Stockholder:

On October 3, 2014, the stockholders of LVB Acquisition, Inc. (“LVB”) by written consent approved the merger of Owl Merger Sub (the “Merger Sub”), a Delaware corporation and an indirect wholly owned subsidiary of Zimmer Holdings, Inc. (“Zimmer”) with and into LVB, with LVB continuing as the surviving corporation and an indirect wholly owned subsidiary of Zimmer (the “merger”), and adopted and approved the Agreement and Plan of Merger among Zimmer, Merger Sub and LVB, dated as of April 24, 2014 (the “Merger Agreement”), and the transactions contemplated thereby.

In connection with the merger, certain service providers of LVB have received or may receive certain compensatory payments and benefits determined as set forth in the section of the accompanying consent solicitation statement entitled “Proposal to Approve Excess Payments” (the “Excess Payments”) that could have adverse tax consequences for such individuals and for LVB under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder (the “Statute and Regulations”) unless stockholder approval is obtained in accordance with the Statute and Regulations for such Excess Payments. Accordingly, LVB is soliciting your written consent to approve the Excess Payments that will or may be paid by LVB to certain service providers in connection with the merger. The specific service providers and Excess Payments are set forth in the section of the accompanying consent solicitation statement entitled “Requested Stockholder Approval of Excess Payments.”

The Board has set January 21, 2015 as the record date for determining LVB stockholders entitled to execute and deliver a completed consent with respect to the accompanying consent solicitation statement. If you are a record holder of outstanding shares of LVB common stock as of that date, LVB is requesting that you complete, date, sign and return the enclosed consent no later than the close of business on March 13, 2015 by faxing your written consent to LVB Acquisition, Inc., Attention: Secretary, at (574) 372-1960, by emailing a .pdf copy of your written consent to Stockholder_Information@biomet.com or by mailing your written consent in the postage-prepaid envelope to LVB Acquisition, Inc. at 56 East Bell Drive, Warsaw, Indiana 46582, Attention: Secretary.

On behalf of the board of directors of LVB, thank you for your continued support.

Sincerely,

Jeffrey R. Binder

Chief Executive Officer

The accompanying consent solicitation statement is dated March 6, 2015 and is first being mailed or otherwise delivered to LVB stockholders on or about March 6, 2015.

Important Notice Regarding Availability of Consent Solicitation Materials

The consent solicitation materials are available at www.biomet.com/consentSolicitation/

Only one copy of this consent solicitation statement is being delivered to multiple LVB stockholders sharing an address unless LVB has received contrary instructions from one or more of the stockholders. Upon written or oral request, LVB will promptly deliver a separate copy of this consent solicitation statement to an LVB stockholder at a shared address to which a single copy of this consent solicitation statement has been delivered. LVB stockholders at a shared address who would like to receive a separate copy of this consent solicitation statement should contact LVB in writing or by telephone. In the event that you are receiving multiple copies of annual reports or proxy statements at an address to which you would like to receive a single copy, multiple LVB stockholders sharing an address may also contact LVB in writing or by telephone to receive a single copy of annual reports or proxy statements in the future. LVB stockholders may make such requests by contacting:

LVB Acquisition, Inc.

Investor Relations

56 East Bell Drive

Warsaw, Indiana 46582

(574) 372-1960

ABOUT THE CONSENT SOLICITATION STATEMENT

This consent solicitation statement constitutes a consent solicitation under Section 14(a) of the Securities Exchange Act of 1934, as amended, with respect to the action proposed to be taken by consent of LVB stockholders to approve the Excess Payments to be paid to the Disqualified Individuals as set forth in the section titled “Proposal to Approve Excess Payments.”

You should rely only on the information contained in this consent solicitation statement. LVB has not authorized anyone to provide you with different information. This consent solicitation statement is dated as of March 6, 2015. You should not assume that information contained in this consent solicitation statement is accurate as of any date other than that date. The mailing of this consent solicitation statement to LVB stockholders will not create any implication to the contrary.

LVB ACQUISITION, INC.

56 East Bell Drive

Warsaw, Indiana 46582

NOTICE OF SOLICITATION OF WRITTEN CONSENTS

In this consent solicitation statement, the common stock, par value $0.01 per share, of Zimmer is referred to as Zimmer common stock, the common stock, par value $0.01 per share, of LVB is referred to as LVB common stock and the holders thereof are referred to as LVB stockholders. LVB stockholders are sometimes referred to in this consent solicitation statement as “you.” Unless the context requires otherwise, the term “LVB,” “the Company,” “we,” “our,” or “us” refers to LVB Acquisition, Inc. and all of its subsidiaries. All references in this consent solicitation statement to Biomet refer to Biomet, Inc., LVB’s direct operating subsidiary.

Purpose of the Consent Solicitation

You are being asked to consent to the payment of Excess Payments to Disqualified Individuals (as each such term is defined below in “Proposal to Approve Excess Payments”) as disclosed in the section entitled “Requested Stockholder Approval of Excess Payments” below.

Record Date

The LVB board of directors has set January 21, 2015 as the record date for determining LVB stockholders entitled to sign and deliver written consents with respect to the approval of the Excess Payments.

LVB Stockholders Entitled To Consent

Only LVB stockholders of record as of the close of business on the record date are entitled to sign and deliver written consents with respect to the approval of the Excess Payments. As of the close of business on the record date, there were 552,585,862 shares of LVB common stock outstanding and entitled to sign and deliver written consents with respect to the approval of the Excess Payments. Each share of LVB common stock is entitled to one vote. You are urged to return a completed, dated and signed written consent by 12:00 noon, New York City time, on March 13, 2015.

Consents; Required Consents

Written consents from the holders of more than 75% of the outstanding shares of LVB common stock entitled to vote are required to approve payment of the Excess Payments. Shares held by the Disqualified Individuals (including shares that may be attributed to them through the attribution rules of the Code) are not included in determining whether the more than 75% threshold for Stockholder Approval (as defined below in “Proposal to Approve Excess Payments”) has been met. As such, these shares will not count in the voting and thus will be disregarded in both the numerator and denominator in determining whether the more than 75% threshold for Stockholder Approval has been met. Moreover, the vote will be conducted on a “slate” basis. This means you must vote to approve or disapprove the Excess Payments of all Disqualified Individuals—you may not vote on the Excess Payments separately for each Disqualified Individual.

For purposes of the Stockholder Approval rules, any stockholder that is an entity stockholder may exercise its vote through any person authorized by such entity stockholder to approve the payment. However, if a substantial portion of the assets of an entity stockholder consists (directly or indirectly) of LVB common stock (i.e., LVB common stock equals or exceeds one-third of the total gross fair market value of all of the assets of the entity stockholder) and the value of such stock is greater than or equal to 1% of the total value of the outstanding stock of LVB, the payments must be approved by persons who, immediately before the change of control, own more than 75% of the voting power of the entity stockholder. Moreover, if the individual authorized to vote the entity’s shares is a Disqualified Individual, the entity must designate someone who is not a Disqualified Individual to vote the shares.

Submission of Consents

If you hold shares of LVB common stock as of the close of business on the record date and you wish to give your written consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to LVB. Once you have completed, dated and signed the written consent, you may deliver it to LVB by faxing it to LVB Acquisition, Inc., Attention: Secretary, at (574) 372-1960, by emailing a .pdf copy of your written consent to Stockholder_Information@biomet.com or by mailing your written consent to LVB Acquisition, Inc. at 56 East Bell Drive, Warsaw, Indiana 46582, Attention: Secretary.

The LVB board of directors has set 12:00 noon, New York City time, on March 13, 2015 as the target date for the receipt of written consents. LVB reserves the right to extend the final date for the receipt of written consents beyond March 13, 2015. Any such extension may be made without notice to LVB stockholders. The delivery of the written consent by LVB Acquisition Holding, LLC (“Holding”) with respect to the shares of LVB common stock owned by Holding will be sufficient to approve the Excess Payments.

Executing Consents; Revocation of Consents

You may execute a written consent to approve the payment of the Excess Payments (which is equivalent to a vote for such proposal(s)) or to disapprove the payment of the Excess Payments (which is equivalent to a vote against such proposal(s)).

If you do not return your written consent, it will have the same effect as a vote against the proposal for the payment of Excess Payments. If you are a record holder of shares of LVB common stock and you return a signed written consent without indicating your decision on the payment of Excess Payments, you will have consented to the proposal.

If you are a record holder of shares of LVB common stock as of the close of business on the record date, you may change or revoke your written consent (subject to any contractual obligations you may otherwise have) at any time prior to 12:00 noon, New York City time, on March 13, 2015 (or, if earlier, before the consents of a sufficient number of shares to approve the applicable proposal have been filed with the Secretary of LVB). If you wish to change or revoke your consent before that time, you may do so by sending a new written consent with a later date to Secretary of LVB at 56 East Bell Drive, Warsaw, Indiana 46582, or by delivering a notice of revocation by faxing it to LVB Acquisition, Inc., Attention: Secretary, at (574) 372-1960, by emailing a .pdf copy of your revocation or new written consent to Stockholder_Information@biomet.com or by mailing your revocation or new written consent to LVB Acquisition, Inc. at 56 East Bell Drive, Warsaw, Indiana 46582, Attention: Secretary.

Solicitation of Consents; Expenses

The expense of preparing, printing and mailing these consent solicitation materials is being borne by LVB. Officers and employees of LVB may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting consents.

BACKGROUND

On December 18, 2006, Biomet entered into an Agreement and Plan of Merger with LVB Acquisition, LLC, a Delaware limited liability company, which was subsequently converted to a corporation, LVB Acquisition, Inc., and LVB Acquisition Merger Sub, Inc., an Indiana corporation and a wholly-owned subsidiary of LVB (“Purchaser”), which agreement was amended and restated as of June 7, 2007 and which we refer to as the “2007 Merger Agreement.” Pursuant to the 2007 Merger Agreement, on June 13, 2007, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of Biomet’s outstanding common shares, without par value (the “Shares”) at a price of $46.00 per Share (the “Offer Price”). Approximately 82% of the outstanding Shares were tendered to Purchaser in the Offer. At Biomet’s special meeting of shareholders held on September 5, 2007, more than 91% of its shareholders voted to approve the proposed merger, and LVB acquired Biomet on September 25, 2007 through a reverse subsidiary merger, with Biomet being the surviving company (the “2007 Merger”). Subsequent to the acquisition, Biomet became a subsidiary of LVB. Approximately 97% of the outstanding shares of LVB common stock are owned by LVB Acquisition Holding, LLC (“Holding”), an entity controlled collectively by a consortium of private equity funds affiliated with the Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG (which we refer to collectively as our “Principal Stockholders”) and their co-investors. The 2007 Merger, the financing transactions related to the 2007 Merger and other related transactions are collectively referred to in this information statement as the “2007 Transactions.” On September 28, 2011, we registered our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), thus subjecting us to the reporting requirements of Section 13(a) of the Exchange Act. Our common stock is not traded on a national securities exchange.

On April 24, 2014, LVB, which owns all of the outstanding shares of common stock of Biomet, entered into the Merger Agreement with Zimmer and Merger Sub. Zimmer and LVB currently expect to complete the merger in the first quarter of 2015, subject to the receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the merger contained in the Merger Agreement. However, it is possible that certain factors, including those outside the control of Zimmer and LVB, could require Zimmer and LVB to complete the merger at a later date or not complete it at all.

Under the Merger Agreement, LVB will be acquired for an aggregate purchase price based on a total enterprise value of $13.35 billion, which will consist of $10.35 billion in cash (which is subject to adjustment) and 32,704,677 shares of Zimmer common stock (which number of shares represents the quotient of $3.0 billion divided by $91.73, the volume weighted average price of Zimmer’s common stock on the New York Stock Exchange for the five trading days prior to the date of the Merger Agreement). According to Zimmer’s Form 10-Q filed on November 5, 2014, in connection with the merger, Zimmer expects to pay off all of the outstanding funded debt of LVB, totaling $5,736.3 million as of August 31, 2014 and its subsidiaries, and the aggregate cash merger consideration paid by Zimmer at the closing will be reduced by such amount. Zimmer is expected to fund the cash portion of the merger consideration and the repayment of the outstanding funded debt of LVB and its subsidiaries with a combination of new debt and cash on hand. The closing of the merger is not conditioned on the receipt of any debt financing by Zimmer. Zimmer, however, is not required to consummate the merger until the completion of a 15 consecutive business day marketing period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holding owns 97.14% of the issued and outstanding capital stock of LVB. All equity interests in Holding are owned, directly or indirectly, by our Principal Stockholders and their co-investors.

The following table sets forth information with respect to the ownership of as of December 31, 2014 for (a) each person known by us to own beneficially more than a 5% equity interest in LVB, (b) each member of our board of directors, (c) each of our named executive officers, and (d) all of our executive officers and directors as a group, as of such date.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is c/o Biomet, Inc., 56 East Bell Drive, Warsaw, Indiana 46582.

Name and address of Beneficial Owner	Beneficial Ownership of LVB Common Stock	Percentage Owned
LVB Acquisition Holding, LLC(1)(2)(3)(4)(5)	536,034,330	97.14%
Jeffrey R. Binder(6)	4,127,300	0.74%
Daniel P. Florin(7)	768,251	0.14%
Daniel E. Williamson(8)	360,000	0.07%
Renaat Vermeulen(9)	399,997	0.07%
Adam R. Johnson(10)	226,251	0.04%
Jonathan J. Coslet(11)	0	0.00%
Timur Akazhanov(12)	0	0.00%
Adrian Jones(13)	0	0.00%
Max Lin(14)	0	0.00%
Chinh E. Chu(12)	0	0.00%
Michael Michelson(14)	0	0.00%
Dane A. Miller(15)	11,591,881	2.10%
Andrew Y. Rhee(13)	0	0.00%
Jeffrey K. Rhodes(11)	0	0.00%
All executive officers and directors as a group (20 persons)(16)	545,681,205	98.89%

(1)	95.93% of the membership units of Holding are held by The Blackstone Funds (as defined below), The Goldman Sachs Group, Inc., KKR Biomet LLC and TPG Funds (as defined below).

(2)

The Blackstone Funds beneficially own 130,841,915.8326 shares of our common stock, including (i) 61,012,316.50820 shares of our common stock held by Blackstone Capital Partners V, L.P., (ii) 9,773,455.10131 shares of our common stock held by Blackstone Capital Partners V-AC L.P., (iii) 28,905,000.00388 of our common stock held by BCP V-S L.P., (iv) 1,373,175.00018 shares of our common stock held by Blackstone Family Investment Partnership V L.P., (v) 2,171,255.30029 shares of our common stock held by Blackstone Family Investment Partnership V-SMD L.P., (vi) 229,127.31503 shares of our common stock held by Blackstone Participation Partnership V L.P., and (vii) 27,377,586.60368 shares of our common stock held by BCP V Co-Investors L.P., or collectively, the Blackstone Funds.

Blackstone Management Associates V L.L.C is the general partner of each of Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., BCP V-S L.P., and BCP V Co-Investors L.P. BMA V L.L.C. is the sole member of Blackstone Management Associates V L.L.C. BCP V Side-By-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership V L.P. and Blackstone Participation Partnership V L.P. Blackstone Family GP L.L.C. is the general partner of Blackstone Family Investment Partnership V-SMD L.P.

Blackstone Holdings III L.P. is the managing member and the owner of a majority in interest of BMA V L.L.C. and the sole member of BCP V Side-By-Side GP L.L.C. Blackstone Holdings III GP L.P is the general partner of Blackstone Holdings III L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Mr. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the common stock beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such common stock except to the extent of its or his indirect pecuniary interest therein. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(3)	The Goldman Sachs Group, Inc. beneficially owns 130,841,915.83258 shares of our common stock, including (i) 43,367,915.81383 shares of our common stock held by GS Capital Partners VI Fund, L.P., (ii) 1,541,318.75521 shares of our common stock held by GS Capital Partners VI GmbH & Co. KG, (iii) 36,071,875.83785 shares of our common stock held by GS Capital Partners VI Offshore Fund, L.P., (iv) 11,925,384.82060 shares of our common stock held by GS Capital Partners VI Parallel, L.P., (v) 6,187,599.00083 shares of our common stock held by GS LVB Co-Invest, L.P., (vi) 6,313,795.00085 shares of our common stock held by Goldman Sachs BMET Investors, L.P., (vii) 18,478,545.00248 shares of our common stock held by Goldman Sachs BMET Investors Offshore Holdings, L.P., (viii) 4,446,381.60060 shares of our common stock held by GS PEP Bass Holdings, L.L.C., (ix) 630,980.00008 shares of our common stock held by Goldman Sachs Private Equity Partners, 2004-Direct Investment Fund, L.P., (x) 901,320.00012 shares of our common stock held by Goldman Sachs Private Equity Partners, 2005-Direct Investment Fund, L.P., and (xi) 976,800.00013 shares of our common stock held by Goldman Sachs Private Equity Partners IX-Direct Investment Fund, L.P., or collectively, the GS Entities. Affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, managing limited partner, managing partner or manager of the GS Entities. Goldman, Sachs & Co. is the investment manager for certain of the GS Entities. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc. The GS Entities share voting power and dispositive power with respect to the shares of our common stock beneficially owned by them with certain of their respective affiliates. Adrian Jones is a managing director and Andrew Y. Rhee is a vice president of Goldman, Sachs & Co. Each of Mr. Jones, Mr. Rhee and these entities disclaims beneficial ownership of these shares of our common stock, except to the extent of their pecuniary interest therein, if any. The address of the GS Entities and The Goldman Sachs Group, Inc. is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282.

(4)	KKR Biomet LLC beneficially owns 134,008,582.50000 shares of our common stock. The address of KKR Biomet, LLC is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. KKR Biomet LLC is owned by the following entities (with percentage ownership of KKR Biomet LLC): KKR 2006 Fund L.P. (83.4%), or KKR 2006 Fund, KKR PEI Investments, L.P. (11.3%), or PEI Investments, 8 North America Investor L.P. (3.6%), 8 North America, OPERF Co-Investment, LLC (0.7%), or OPERF, and KKR Partners III, L.P. (1.0%), or KKR Partners III.

As the sole general partner of the KKR 2006 Fund and as the manager of OPERF, KKR Associates 2006 L.P. may be deemed to share voting and dispositive power with respect to any common stock beneficially owned by the KKR 2006 Fund and by OPERF but disclaims beneficial ownership of such common stock. As the sole general partner of KKR Associates 2006 L.P., KKR 2006 GP LLC may also be deemed to share voting and dispositive power with respect to any common stock beneficially owned by the KKR 2006 Fund and by OPERF but disclaims beneficial ownership of such common stock.

As the sole general partner of PEI Investments, KKR PEI Associates, L.P. may be deemed to share voting and dispositive power with respect to any common stock beneficially owned by PEI Investments but disclaims beneficial ownership of such common stock. As the sole general partner of KKR PEI Associates, L.P., KKR PEI GP Limited may also be deemed to share voting and dispositive power with respect to any common stock beneficially owned by PEI Investments but disclaims beneficial ownership of such common stock.

As the sole general partner of 8 North America, KKR Associates 8 NA L.P. may be deemed to share voting and dispositive power with respect to the common stock beneficially owned by 8 North America but disclaims beneficial ownership of such common stock. As the sole general partner of KKR Associates 8 NA L.P., KKR 8 NA Limited may be deemed to share voting and dispositive power with respect to the common stock beneficially owned by 8 North America but disclaims beneficial ownership of such common stock.

Each of KKR Fund Holdings L.P. (as the designated member of KKR 2006 GP LLC and the sole shareholder of KKR PEI GP Limited and KKR 8 NA Limited); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited); KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole shareholder of KKR Group Limited) and KKR Management LLC (as the sole general partner of KKR & Co. L.P.) may be deemed to share voting and dispositive power with respect to the common stock beneficially owned by the KKR 2006 Fund, OPERF, PEI Investments and 8 North America. KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P. and KKR Management LLC disclaim beneficial ownership of such common stock.

As the sole general partner of KKR Partners III, KKR III GP LLC may be deemed to share voting and dispositive power with respect to any common stock beneficially owned by KKR Partners III but disclaims beneficial ownership of such common stock.

As the designated members of KKR Management LLC and the managers of KKR III GP LLC, Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the common stock beneficially owned by the KKR 2006 Fund, OPERF, 8 North America, PEI Investments and KKR Partners III but disclaim beneficial ownership of such common stock.

(5)

The TPG Funds (as defined below) beneficially own 130,841,915.83258 shares of our common stock, including (i) 5,000,000.00067 common stock held by TPG Partners IV, L.P., a Delaware limited partnership, or TPG Partners IV, whose general partner is TPG GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, or TPG Holdings, (ii) 101,502,030.54563 common stock held by TPG Partners V, L.P., a Delaware limited partnership (“TPG Partners V”), whose general partner is TPG GenPar V, L.P., a Delaware limited partnership, or TPG GenPar V, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings, (iii) 265,560.48304 common stock held by TPG FOF V-A, L.P., a Delaware limited partnership, or TPG FOF A, whose general partner is TPG GenPar V, (iv) 214,161.68003 common stock held by TPG FOF V-B, L.P., a Delaware limited partnership, or TPG FOF B, whose general partner is TPG GenPar V, (v) 23,584,363.02317 common stock held by TPG LVB Co-Invest LLC, a Delaware limited liability company, or TPG Co-Invest I, whose managing member is TPG GenPar V, (vi) 275,800.10004 common stock held by TPG LVB Co-Invest II LLC, a Delaware limited liability company, or TPG Co-Invest II and, together with TPG Partners IV, TPG

Partners V, TPG FOF A, TPG FOF B and TPG Co-Invest I, the TPG Funds, whose managing member is TPG GenPar V. The general partner of TPG Holdings is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation, or TPG Advisors. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Advisors and may therefore be deemed to be the beneficial owners of the common stock held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the common stock held by the TPG Funds except to the extent of their pecuniary interest therein. The address of TPG Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(6)	Shares of our common stock shown as beneficially owned by Mr. Binder reflect an aggregate of the following: (i) 147,500 shares owned outright and (ii) 3,979,800 shares issuable upon exercise of vested options and options that will vest within 60 days of this filing.

(7)	Shares of our common stock shown as beneficially owned by Mr. Florin reflect an aggregate of the following: (i) 60,000 shares owned outright and (ii) 704,001 shares issuable upon exercise of vested options and options that will vest within 60 days of this filing.

(8)	Shares of our common stock shown as beneficially owned by Mr. Williamson reflect an aggregate of the following: (i) 75,000 shares owned outright and (ii) 285,000 shares issuable upon exercise of vested options and options that will vest within 60 days of this filing.

(9)	Shares of our common stock shown as beneficially owned by Mr. Vermeulen reflect an aggregate of the following: (i) 19,997 shares owned outright and (ii) 380,000 shares issuable upon exercise of vested options and options that will vest within 60 days of this filing.

(10)	Shares of our common stock shown as beneficially owned by Mr. Johnson reflect an aggregate of the following: (i) 10,000 shares owned outright and (ii) 216,251 shares issuable upon exercise of vested options and options that will vest within 60 days of this filing.

(11)	Jonathan J. Coslet is a TPG Partner and Jeffrey K. Rhodes is a TPG Principal. Neither Mr. Coslet or Mr. Rhodes have voting or investment power over and each disclaim beneficial ownership of the common stock beneficially held by the TPG Funds. The address of Messrs. Coslet and Rhodes is c/o TPG Global, LLC is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(12)	Timur Akazhanov and Chinh E. Chu are officers of affiliates of the Blackstone Funds and each such person disclaims beneficial ownership of the common stock beneficially held by the Blackstone Funds. The address of Mr. Akazhanov and Mr. Chu is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

(13)	Each of Adrian Jones, managing director, and Andrew Y. Rhee, Vice President, may be deemed to be a beneficial owner of the common stock held by the GS Entities due to his status with Goldman, Sachs & Co., and each such person disclaims beneficial ownership of any such interests in which he does not have a pecuniary interest. The address of Mr. Jones and Mr. Rhee is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282.

(14)	Michael M. Michelson and Max C. Lin are executives of Kohlberg Kravis Roberts & Co. L.P. Affiliates of Kohlberg Kravis Roberts & Co. L.P. may be deemed to have beneficial ownership of 1,340,085.82482 shares of our common stock. Messrs. Michelson and Lin disclaim beneficial ownership of such common stock. The address of Messrs. Michelson and Lin is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(15)	The Dane A. Miller Trust owns 5,795,936 shares and the Mary Louise Miller Trust owns 5,795,945 shares. The trustee of the Dane A. Miller Trust is Dane A. Miller. The trustee of the Mary Louise Miller Trust together with the Dane A. Miller Trust, (the “Miller Trusts”) is Mary Louise Miller. The business address of the Miller Trusts is 700 Park Avenue, Suite G, Winona Lake, IN 46590.

(16)	Inclusive of 7,982,369 shares issuable upon exercise of vested options and options held by all executive officers and directors as a group that will vest within 60 days of this filing. Also, includes shares beneficially owned by The Blackstone Funds, The Goldman Sachs Group, Inc., KKR Biomet LLC and TPG Funds through their respective ownership of Holdings, that may be deemed to be beneficially owned by certain of our directors. See footnotes (1), (2), (3) and (4) above.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS OF LVB

In connection with the merger, certain of the directors and executive officers of LVB have received or may receive Excess Payments (described below) that could have adverse tax consequences for such individuals and LVB under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder (the “Statute and Regulations”) unless Stockholder Approval (as more fully described and explained below) is obtained for such Excess Payments. Accordingly, LVB is soliciting your written consent to approve the Excess Payments that will or may be paid by LVB to certain of our executive officers, each of whom is considered a Disqualified Individual, in connection with the merger.

Executive Officers

The following table sets forth the name and position of the individuals who currently serve as the executive officers of LVB who have or may receive Excess Payments that are the subject of this consent solicitation.

Name	Position
Jeffrey R. Binder	Director, President and Chief Executive Officer
Daniel P. Florin	Senior VP and Chief Financial Officer
Adam R. Johnson	Senior VP/Group President, Spine, Microfixation and Bone Healing
Bareld J. Doedens	Senior VP and President, Biomet 3i
Robin T. Barney	Senior VP, World Wide Operations
Daniel E. Williamson	Senior VP and President, Global Reconstructive Joints
Wilber C. Boren IV	Senior VP/President, SET
Hadi Saleh	Senior VP/President, International Operations
Stuart G. Kleopfer	Senior VP/President, U.S. Orthopedics
Jonathan Grandon	Senior VP, General Counsel and Secretary

Please see “Proposal to Approve Excess Payments” and the accompanying Annexes for further information regarding each such executive officer’s Excess Payments.

Directors

No non-executive directors of LVB will receive Excess Payments.

PROPOSAL TO APPROVE EXCESS PAYMENTS

Golden Parachute Excise Tax

The Statute and Regulations apply to certain “Disqualified Individuals” (within the meaning of the Statute and Regulations), which generally include the following service providers to the corporation that is undergoing a change in ownership or effective control: (1) officers, (2) the one percent (1%) most highly compensated service providers and (3) stockholders who own one percent (1%) or more of the company by value (which for this ownership requirement includes vested stock options and options that will vest in connection with the merger). There are 41 service providers of LVB, as described below, who have or may receive Parachute Payments and who are considered Disqualified Individuals with Excess Payments that are the subject of this consent solicitation disclosure and Stockholder Approval. As used herein, the following terms have the following meanings:

•	The term “Parachute Payments” generally refers to those payments of compensation that are made to Disqualified Individuals that are treated as contingent on a change in ownership or effective control of the corporation to which the Disqualified Individual renders services. A payment is generally treated as contingent on a change in ownership or effective control if (i) the payment is contingent on an event that is closely associated with a change in ownership or effective control; (ii) a change in ownership or effective control actually occurs; and (iii) the event is materially related to the change in ownership or effective control. If Parachute Payments made to a Disqualified Individual exceed 3 times the Disqualified Individual’s “Base Amount” (within the meaning of the Statute and Regulations), all Parachute Payments above the Base Amount may be subject to adverse tax treatment as described below.

•	The term “Base Amount” generally refers to a Disqualified Individual’s average annual taxable income from the corporation which is undergoing the change in ownership or effective control for the five most recent calendar years ending before the date of the change in the ownership or effective control of the corporation (or such person’s period of employment with the corporation undergoing the change in ownership or effective control, if less than five years).

•	The term “Excess Payments” generally refers to Parachute Payments exceeding the “Limit,” which is in turn defined as 2.99 times such Disqualified Individual’s Base Amount.

Stockholder Vote Exception for Privately Held Companies

Under the Statute and Regulations, the portion of the Parachute Payments subject to adverse tax treatment (i) would ordinarily be subject to an additional 20% excise tax (in addition to any regular income taxes due with respect to such payments) payable by the Disqualified Individual, and (ii) would not be deductible by LVB. With respect to each Disqualified Individual, the maximum amount that would be subject to the excise tax and not deductible by LVB (absent Stockholder Approval) would be the amount by which the present value of all Parachute Payments made to the Disqualified Individual exceeds such individual’s Base Amount with respect to such payments (if any), but only if the present value of the Parachute Payments equals or exceeds 3 times the Disqualified Individual’s Base Amount.

However, an exception to the foregoing treatment applies in the case of a corporation that has no stock readily traded on an established securities market or otherwise, like LVB, if a Disqualified Individual’s right to receive or retain the Parachute Payments is contingent upon the approval of such Parachute Payment by the corporation’s stockholders, and such approval is obtained in accordance with Code Section 280G(b)(5)(B) and Treasury Regulation Section 1.280G-1, Q&A 7 (“Stockholder Approval”). As a general matter, Stockholder Approval requires affirmative consent of such payments by a separate vote of holders of stock possessing more than 75% of the voting power of all outstanding stock of LVB (excluding from both the numerator and the denominator in such calculation stock held by the recipients of such payments and certain persons related to the recipients), and there is adequate disclosure to the stockholders of the material facts concerning such payments.

We are seeking Stockholder Approval for each Disqualified Person’s Excess Payments set forth below in “Requested Stockholder Approval for Excess Payments.” In order for the Stockholder Approval to be valid, the vote must determine the Disqualified Individual’s right to receive or retain the Excess Payments. To the extent that the Disqualified Individuals described below have waived their respective rights and entitlements to receive or retain, as applicable, the Excess Payments, such Excess Payments will be forfeited unless Stockholder Approval is obtained. Stockholder Approval is being sought with respect to the Excess Payments using the form of the Stockholder Written Consent (280G) attached as Exhibit I hereto. As noted above, if a Disqualified Individual does not waive prior to March 9, 2015 or no Stockholder Approval is obtained, the receipt of the Excess Payments by such Disqualified Individual would potentially result in (i) the loss of tax deductions by LVB or Zimmer (or any of their affiliates) under Section 280G of the Code and/or (ii) the imposition of an excise tax on such Disqualified Individual under Section 4999 of the Code.

Valuation of the Excess Payments

The discussion below sets forth the material facts of the Excess Payments for which Stockholder Approval is being solicited, and LVB’s estimate of the aggregate present value of such payments under the valuation rules set forth in the Statute and Regulations (referred to below as “Estimated Section 280G Value”). Application of those valuation rules involves considerable uncertainty for a number of reasons, including that the value of rights to severance pay upon termination of employment will depend in part on when, if ever, the employee’s employment terminates, which cannot be known at this time. Accordingly, any payments or amounts described in this consent solicitation disclosure will not necessarily reflect the payments or amounts that will actually be paid to a Disqualified Individual.

In applying the valuation principles of the Statute and Regulations, LVB has made various assumptions, including an estimated closing date of March 31, 2015 (“Estimated Closing Date”) and an estimated $15.00 per share value to be received in the merger for LVB common stock (the “Estimated Per Share Merger Consideration”), and has otherwise made such assumptions and judgments required for calculations under the Statute and Regulations based on information available as of the date of this consent solicitation statement. All of these assumptions, including the Estimated Closing Date and the Estimated Per Share Merger Consideration, were made solely for purposes of valuing the Excess Payments under the Statute and Regulations and should not be viewed as an indicator of the actual closing date or actual merger consideration to be received in the merger by stockholders, Disqualified Individuals or any other persons.

Effect of Stockholder Vote

To the extent that a Disqualified Individual whose payments are described below has executed a waiver of the Excess Payments that he or she is currently entitled to receive upon consummation of the merger and Stockholder Approval is not received in accordance with the Statute and Regulations, such Excess Payments will be forfeited by the Disqualified Individual.

Shares held by the Disqualified Individuals (including shares that may be attributed to them through the attribution rules of the Code) are not included in determining whether the more than 75% threshold for Stockholder Approval has been met. As such, these shares will not count in the voting and thus will be disregarded in both the numerator and denominator in determining whether the more than 75% threshold for Stockholder Approval has been met. Moreover, the vote will be conducted on a “slate” basis. This means you must vote to approve or disapprove the Excess Payments of all Disqualified Individuals – you may not vote on the Excess Payments separately for each Disqualified Individual.

For purposes of the Stockholder Approval rules, any stockholder that is an entity stockholder may exercise its vote through any person authorized by such entity stockholder to approve the payment. However, if a substantial portion of the assets of an entity stockholder consists (directly or indirectly) of the stock of LVB (i.e., LVB stock equals or exceeds one-third of the total gross fair market value of all of the assets of the entity stockholder) and the value of such stock is greater than or equal to 1% of the total value of the outstanding stock of LVB, the payments must be approved by persons who, immediately before the change of control, own more than 75% of the voting power of the entity stockholder. Moreover, if the individual authorized to vote the entity’s shares is a Disqualified Individual, the entity must designate someone who is not a Disqualified Individual to vote the shares.

Description of Excess Payments

LVB Stock Options and LVB Stock-Based Awards

Pursuant to its Management Equity Incentive Plan, LVB has granted stock options to acquire shares of LVB common stock to certain of its eligible service providers, which are referred to as LVB stock options throughout this consent solicitation statement.

In connection with the merger, each LVB stock option, whether vested or unvested, will be cancelled, and at or around the effective time of the merger the holder thereof will receive in respect of such LVB stock option a lump sum payment equal to the product of (i) the excess of (a) the sum of the aggregate adjusted cash consideration and the aggregate stock consideration payable in the merger in respect of the shares of LVB common stock, LVB stock options and LVB stock-based awards over (b) the sum of the aggregate merger consideration payable in respect of LVB common stock and the aggregate consideration payable in respect of LVB stock-based awards and (ii) the ratio by which the per option consideration for such LVB stock option bears to the aggregate per option consideration for all LVB stock options. With respect to each LVB stock option, the per option consideration refers to an amount equal to the product of (i) the total number of shares of LVB common stock subject to such LVB stock option and (ii) the excess, if any, of (a) the sum of the cash consideration payable in exchange for each share of LVB common stock in the merger and the product of the fraction of a share of Zimmer common stock issuable in exchange for each share of LVB common stock in the merger (which fraction is referred to as the exchange ratio) and the volume weighted average sales price per share of Zimmer common stock during a specified period prior to the effective time of the merger over (b) the applicable exercise price per share of LVB common stock previously subject to such LVB stock option. The lump sum payment to be made in respect of each LVB stock option will be comprised of cash and Zimmer common stock based on the ratio which the aggregate adjusted cash consideration or the aggregate stock consideration, respectively, bears to the sum of the value of the aggregate stock consideration and the aggregate adjusted cash consideration (based on, in the case of the aggregate stock consideration, the volume weighted average sales price per share of Zimmer common stock during a specified period prior to the effective time of the merger). The foregoing is only a summary of the treatment of LVB stock options in the merger and is qualified in its entirety by reference to the complete text of the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2014.

Pursuant to its Restricted Stock Unit Plan, LVB has granted restricted stock units to be settled in shares of LVB’s common stock to certain of its eligible service providers and which are sometimes referred to throughout this consent solicitation statement as LVB stock-based awards.

In connection with the merger, each LVB stock-based award, whether vested or unvested, will be cancelled, and the holder thereof will receive at or around the effective time of the closing a lump sum payment of cash and Zimmer common stock equal to the merger consideration, which is referred to as the stock-based award consideration in this consent solicitation statement, except that, in the case of leveraged share awards, such payment will be reduced by any unpaid portion of any loan with respect to such award. The foregoing is only a summary of the treatment of LVB stock-based awards in the merger and is qualified in its entirety by reference to the complete text of the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 30, 2014.

The LVB stock options granted to employees vest based either solely on continued employment or based also on the achievement of annual Adjusted EBITDA and Credit Agreement performance criteria established by the Compensation Committee (“Time-Based Options” and “Performance-Based Options”, respectively, and together, the “Options”). The LVB stock-based awards granted to employees vest based on continued employment and, with respect to certain awards, the occurrence of specified corporate events (including a change in control of LVB) or, with respect to certain awards, the achievement of specified returns on the investment made in us by our Principal Stockholders in the 2007 Transactions (together, the “Stock-Based Awards”).

Section 280G of the Code generally does not consider amounts payable pursuant to fully vested equity awards to be Parachute Payments. However, Section 280G of the Code generally does consider all or a portion of the amounts payable with respect to equity awards that become vested as a result of a change in ownership or effective control transaction to be Parachute Payments.

For purposes of determining their Estimated Section 280G Value, we have simplified the calculation of the amounts that will be received in respect of the Options and Stock-Based Awards in keeping with the Statute and Regulations. As a result, we have used the intrinsic value of these awards calculated for the Stock-Based Awards by multiplying the number of shares subject to each such award by the Estimated Per Share Merger Consideration and for the Options by multiplying the number of shares subject to each such option by the excess of (x) the Estimated Per Share Merger Consideration over (y) the exercise price for such award. In addition, pursuant to the Statute and Regulations, only a percentage of the intrinsic value of the Time-Based Options will be taken into account as Parachute Payments. This percentage is generally equal to the amount by which the value of the Time-Based Options due to the acceleration of vesting exceeds their present value without such acceleration, plus an amount to reflect the lapse of obligation of the executives to continue to perform services (generally 1% per month for each full month that the payments have been accelerated from the dates they were scheduled to become vested). The full intrinsic value of the Performance-Based Options and the Stock-Based Awards will be taken into account as Parachute Payments.

The calculations set forth herein are solely for purposes of this consent solicitation and Stockholder Approval. The actual amounts to be received by the Disqualified Individuals in respect of Options and Stock-Based Awards may be materially different based on the actual consideration to be received which will be calculated as of the closing date of the merger in accordance with the Merger Agreement. We are asking for Stockholder Approval for amounts up to and including the Estimated 280G Value for these awards.

Please see Annex A for information regarding the unvested Options and Stock-Based Awards held by each Disqualified Individual and their Estimated Section 280G Value.

Severance Arrangements

Certain of the Disqualified Individuals are parties to employment agreements with Biomet or are covered under Biomet’s severance policy that in each case provide payments and benefits upon certain terminations of employment with Biomet. Under the Statute and Regulations, if payments and benefits are due upon a termination of employment following a change in ownership or effective control, the value of such payments and benefits may be treated as contingent on a change in ownership or effective control and may therefore constitute Parachute Payments. For purposes of this consent solicitation statement, we have assumed that each Disqualified Individual could be entitled to receive such payments and benefits and that they will be treated as Parachute Payments and, accordingly, are seeking approval of any such payments that could be Excess Payments.

Pursuant to his employment agreement with Biomet, Mr. Binder is entitled to receive the following if his employment is terminated for a reason other than “cause”, death or disability, if he resigns for “good reason” within two years following a change in control or if he resigns without good reason on or after January 1, 2015: (i) an amount equal to (a) two times his base salary in effect at the date of termination plus (b) two times the amount equal to the average of (x) the actual annual incentive bonus he earned with respect to the 2014 fiscal year and (y) his target annual incentive bonus under the annual bonus plan for Biomet’s fiscal year in which the closing of the merger occurs; (ii) an amount equal to the pro-rated portion (based on the percentage of Biomet’s current fiscal year preceding the date on which Mr. Binder’s employment is terminated) of the target annual incentive bonus for the fiscal year in which the date of termination occurs; (iii) if Mr. Binder is eligible for and elects continuation of coverage pursuant to COBRA, Biomet will pay the premiums for such coverage (or reimburse him for such premiums) until the earlier of (a) the end of the 18-month period during which, under the employment agreement, Mr. Binder agrees not to engage in certain activities in competition with Biomet or (b) the date he becomes eligible for coverage under another group plan; (iv) continued payment of Mr. Binder’s company-provided car allowance, if any, for a period of 12 months from date of termination; and (v) immediate vesting of any unvested options held by Mr. Binder as of the date his employment is terminated. Mr. Binder is also eligible to receive outplacement assistance up to $35,000.

Pursuant to their employment agreements with Biomet, Messrs. Florin, Johnson, Doedens, Tandy, Williamson, Boren, Saleh, Kleopfer, Richardson, Serbousek, Hann and Grandon and Mss. Barney and Taylor , are each entitled to receive the following (or some lesser amount agreed to by the executive and Biomet) if his or her employment is terminated for a reason other than for “cause”, death or disability or if he or she resigns for “good reason” within two years following a change in control: (i) an amount equal to (a) two times the executive’s base salary in effect at the date of termination plus (b) two times the amount equal to the average of (x) the actual annual incentive bonus earned by the executive with respect to the 2014 fiscal year and (y) the executive’s target annual incentive bonus under the annual bonus plan for Biomet’s fiscal year in which the closing of the merger occurs; (ii) an amount equal to the pro-rated portion (based on the percentage of Biomet’s current fiscal year preceding the date on which the executive’s employment is terminated) of the target annual incentive bonus for the fiscal year in which the date of termination occurs; and (iii) if the executive is eligible for and elects continuation of coverage pursuant to COBRA, Biomet will pay the premiums for such coverage (or reimburse the executive for such premiums) until the earlier of (a) the end of the 18-month period during which, under the employment agreement, the executive agrees not to engage in certain activities in competition with Biomet or (b) the date the executive becomes eligible for coverage under another group plan. The executives are also eligible to receive outplacement assistance up to $35,000.

Pursuant to her employment agreement with Biomet, Ms. Friesen is entitled to receive the following if her employment is terminated for a reason other than for “cause”, death or disability or if she resigns for “good reason” during her employment period: (i) an amount equal to one times her base salary in effect at the date of termination; (ii) an amount equal to the pro-rated portion (based on the percentage of Biomet’s current fiscal year preceding the date on which her employment is terminated) of the target annual incentive bonus for the fiscal year in which the date of termination occurs; and (iii) if she is eligible for and elects continuation of coverage pursuant to COBRA, Biomet will pay the premiums for such coverage (or her for such premiums) until the earlier of (a) the end of the “non-compete period” during which, under the employment agreement, she agrees not to engage in certain activities in competition with Biomet or (b) the date she becomes eligible for coverage under another group plan. The “non-compete period” is defined as the period commencing on July 18, 2012 and ending 18 months after the earlier of the expiration of the employment period or date of termination; provided that unless Biomet elects to pay Ms. Friesen an additional 6 months of severance pursuant to clause (i) above, the non-compete period will be limited from July 18, 2012 to 12 months thereafter. Ms. Friesen is also eligible to receive outplacement assistance up to $35,000.

Pursuant to Biomet’s severance policy, Messrs. McDaniel, Deitsch, Perry, Cloar, Stone, Kolter, Lancaster, Delp, Vitoux, Higgins, Srinivasan, Hodges, Sabin, Bruneau, Hall, Davis, Enneking, Susaraba, Castaneda, Herrington, Dawson, Diller, Trippiedi, Fatkin, Haney and D’Antonio and Ms. Brubaker are each entitled to receive the following upon termination of employment by Biomet or by the employee for good reason: (a) lump sum payment equal to 9 months base salary or, if the employee has completed over 10 years of service, equal to 12 months’ pay, in both cases after Biomet gives the employee 60 days’ notice of termination, (b) a pro-rated bonus based on actual performance through the date of termination, (c) reimbursement of COBRA premiums for 9 months and, if the employee has completed over 10 years of service, for 12 months and (d) outplacement assistance up to $8,000.

The foregoing employment agreements, except for the employment agreement with Ms. Friesen, also provide for a 90 day period between notice of termination and last day of employment. The employment agreement with Ms. Friesen provides for a 30 day period between notice of termination and last day of employment. Biomet’s severance policy provides for a 60 day period between notice of termination and last day of employment. While it is generally the practice of Zimmer to have the employee continue to work during such notice period, it is possible that an employee may be terminated immediately and paid for the waiver of such notice period. Accordingly, out of an abundance of caution, we have included potential payments made to the Disqualified Individuals during the notice period as Parachute Payments in the event that he or she will not be required to work, as this cannot be determined as of the date of this consent solicitation. In addition, we note that, pursuant to the Merger Agreement, all Disqualified Individuals will receive a pro rata bonus in respect of Biomet’s fiscal year ending on May 31, 2015 based on actual performance of LVB as of the closing date. As it is not possible to determine what actual performance will be, for purposes of this consent solicitation, we have assumed a payout of 100% of target bonus levels.

As noted above, for purposes of this consent solicitation statement disclosure, we have assumed that all Disqualified Individuals will experience a qualifying termination on the closing date and that all payments under the agreements and policies are Parachute Payments.

Please see Annex B for the Estimated Section 280G Value of the Disqualified Individuals’ entitlements to severance following a qualifying termination, which in each case represents the estimated full cash value of the payments and benefits that would be triggered on a qualifying termination of employment on the Estimated Closing Date. As these estimated entitlements to severance are based upon a number of assumptions as described above, such amounts do not necessarily reflect the actual amount of severance that will be paid to a Disqualified Individual.

Transaction and Retention Bonuses

The Compensation Committee of the board of directors of LVB has approved transactional cash bonuses (the “Transaction Bonuses”) and cash retention bonuses (the “Retention Bonuses”) to certain executive officers and employees of LVB (including certain of the Disqualified Individuals) for their extraordinary efforts put forth in connection with the merger. Each Transaction and Retention Bonus is payable on the closing date, so long as the executive officer or employee remains employed through such date.

Please see Annex C for the Estimated Section 280G Value of the Disqualified Individuals’ entitlements to Transaction Bonus and/or Retention Bonus.

Cash-Out of Vehicle Allowances

In connection with the closing of the merger, Zimmer has agreed to pay $11,830 to Mr. Delp and $16,900 to each of Messrs. Florin, Johnson, Williamson, Boren, Kleopfer, Perry, Stone and Susaraba and Ms. Barney as a one-time cash-out of his or her vehicle allowance.

Zimmer One-Time Stock Option Grant

Messrs. Florin, Johnson, Williamson, Kleopfer and Ms. Barney are parties to offer letters with Zimmer effective as of the closing date, which set forth new employment terms, including compensation arrangements for services to be performed following the merger. Pursuant to such offer letters, Zimmer has agreed to grant each of the foregoing executives a one-time award of stock options to acquire shares of Zimmer common stock (the “One-Time Option Award”). The grant date of the award will be determined based on the closing date of the merger. The One-Time Option Award will vest ratably over four years. We believe the One-Time Option Awards will constitute reasonable compensation for services to be rendered to the combined Zimmer and Biomet company following the merger and will not be considered contingent upon a change in ownership or effective control under the Statute and Regulations. Notwithstanding the foregoing, for the abundance of caution and given the inherent uncertainty in interpreting the Statute and Regulations, Stockholder Approval is being sought for the estimated value of such payments.

The following table sets forth the Estimated Section 280G Value of the One-Time Option Award for each executive which is equal to the value of the One-Time Option Award for each of the executive as set forth in the offer letters.

Disqualified Individual	Estimated Section 280G Value of One-Time Option Award
Daniel P. Florin	$1,000,000
Adam R. Johnson	$350,000
Robin T. Barney	$450,000
Daniel E. Williamson	$500,000
Stuart Kleopfer	$500,000

Zimmer One-Time RSU Award

Pursuant to the offer letters with Messrs. Florin, Johnson, Williamson, Kleopfer and Ms. Barney, as described above, and with the addition of an offer letter entered into between Zimmer and Mr. Boren, Zimmer has agreed to grant each of the foregoing executives a one-time award of restricted stock units (the “One-Time RSU Award”) in return for waiving his or her right to the change-in-control cash severance payment that each executive would have been eligible to receive under his or her employment agreement with Biomet upon a termination for good reason (as defined in such agreement) within two years following the merger (the “Biomet Severance”). Each executive’s One-Time RSU Award will have a grant date fair value that is approximately equal to his or her Biomet Severance. The grant date of the award will be determined based on the closing date of the merger. The One-Time RSU Award will cliff vest on the second anniversary of the grant date (the “Vesting Date”) so long as the executive has remained employed by Zimmer through the Vesting Date. If, prior to the Vesting Date, (i) Zimmer terminates the executive’s employment without cause (as defined in the employment agreement) or (ii) Zimmer reduces the executive’s base salary or target annual bonus opportunity below the amounts agreed upon in each respective offer letter and the executive resigns, the executive will receive the Biomet Severance.

The following table sets forth the Estimated Section 280G Value of the One-Time RSU Award for each executive. However, while the One-Time RSU Awards could be viewed as Parachute Payments, each executive may have his or her One-Time RSU Award vest or may receive the Biomet Severance but will be unable to receive both forms of compensation. As a result, Stockholder Approval is being sought solely for the greater of the Estimated Section 280G Value of Biomet Severance (as set forth in Appendix B) and the Estimated 280G Value of the One-Time RSU Award for each executive, but not for both the One-Time RSU Awards and Biomet Severance.

Disqualified Individual	Estimated Section 280G Value of One-Time RSU Award
Daniel P. Florin	$1,812,000
Adam R. Johnson	$1,180,000
Robin T. Barney	$1,359,000
Daniel E. Williamson	$1,180,000
Wilber C. Boren, IV	$1,025,000
Stuart Kleopfer	$1,423,000

Requested Stockholder Approval of Excess Payments

For each of the Disqualified Individuals below, we are submitting for Stockholder Approval the Excess Payments in amounts up to and including the estimated value set forth in the last column of the following table:

Disqualified Individual	Base Amount	Limit (2.99 times the Base Amount)	Estimated Aggregate Section 280G Value of All Parachute Payments (“Aggregate Payments”)	Estimated Value of Excess Payments for Stockholder Approval (Amount by which the Aggregate Payments exceed the Limit)
Jeffrey R. Binder	$1,773,880	$5,303,902	$48,549,791	$43,245,889
Daniel P. Florin	$813,090	$2,431,141	$12,263,432	$9,832,292
Adam R. Johnson	$562,494	$1,681,857	$9,259,070	$7,577,213
Bareld J. Doedens	$461,662	$1,380,371	$5,584,834	$4,204,463
Bradley J. Tandy	$635,900	$1,901,341	$6,072,180	$4,170,839
Robin T. Barney	$621,655	$1,858,749	$8,417,300	$6,558,550
Daniel E. Williamson	$427,069	$1,276,936	$6,796,907	$5,519,970
Wilber C. Boren, IV	$469,265	$1,403,102	$6,521,341	$5,118,239
Hadi Saleh	$112,734	$337,075	$5,498,141	$5,161,066
Stuart Kleopfer	$558,065	$1,668,614	$8,614,739	$6,946,125
John M. McDaniel	$319,887	$956,463	$3,123,984	$2,167,521
Pat Richardson	$418,516	$1,251,363	$4,680,409	$3,429,047
Jon Serbousek	$774,380	$2,315,395	$7,860,116	$5,544,721
Margaret J. Taylor	$472,705	$1,413,388	$5,460,054	$4,046,666
Marcia A. Friesen	$467,709	$1,398,450	$3,323,258	$1,924,808
Daniel P. Hann	$558,014	$1,668,461	$6,287,541	$4,619,080
Stephen Deitsch	$635,153	$1,899,107	$2,024,791	$125,684
Lance Perry	$463,512	$1,385,901	$3,917,110	$2,531,210
James Cloar	$488,809	$1,461,539	$2,694,398	$1,232,860
Kevin Stone	$390,076	$1,166,328	$3,341,864	$2,175,536
William Kolter	$418,387	$1,250,976	$3,045,895	$1,794,919
James Lancaster	$363,152	$1,085,824	$3,458,518	$2,372,694
Robert D. Delp	$333,447	$997,008	$3,106,603	$2,109,595
Robert E. Vitoux, Jr.	$378,121	$1,130,583	$1,376,037	$245,454
Joel C. Higgins	$337,168	$1,008,132	$2,647,148	$1,639,017
Ashok Srinivasan	$364,274	$1,089,180	$1,264,748	$175,568
Michael T. Hodges	$325,086	$972,007	$1,282,075	$310,068
Edward Sabin	$380,966	$1,139,089	$1,396,462	$257,373
Aurelien J. Bruneau	$323,105	$966,083	$2,418,464	$1,452,381
Robert J. Hall	$336,020	$1,004,700	$1,494,976	$490,276
Todd O. Davis	$345,221	$1,032,209	$3,513,584	$2,481,375
John R. Enneking	$339,888	$1,016,266	$1,705,760	$689,493
John Susaraba	$309,029	$923,998	$2,038,732	$1,114,735
Javier Castaneda	$156,484	$467,888	$1,335,950	$868,062
Stephen Herrington	$301,649	$901,929	$1,432,587	$530,658
Todd Dawson	$334,324	$999,628	$1,277,522	$277,894
James Diller	$251,695	$752,568	$873,298	$120,729
Julie Brubaker	$170,623	$510,163	$669,048	$158,885
Jonathan Grandon	$345,509	$1,033,073	$3,359,159	$2,326,085
Dean Trippiedi	$364,380	$1,089,497	$1,647,945	$558,447
Duncan Fatkin	$334,972	$1,001,566	$1,663,511	$661,945
James Haney	$494,409	$1,478,282	$2,697,948	$1,219,665
Paul J. D’Antonio	$246,419	$736,792	$952,283	$215,491

If the Disqualified Individual has waived his or her right to receive the Excess Payments described above, and if the required Stockholder Approval is obtained with respect to such Excess Payments, each of the above Disqualified Individuals will retain his or her right to receive his or her Excess Payments. In the event Stockholder Approval of such Excess Payments is not obtained by a vote as required under the Statute and Regulations, to the extent a Disqualified Individual has waived the receipt of his or her Excess Payments, such Excess Payments will be forfeited by such Disqualified Individual.

Appendix A

Estimated Section 280G Value – LVB Stock Options and LVB Stock-Based Awards

The calculations set forth herein are solely for purposes of the consent solicitation and Stockholder Approval. The actual amounts to be received by the Disqualified Individuals in respect of Options and Stock-Based Awards may be materially different based on the actual consideration to be received which will be calculated as of the closing date of the merger in accordance with the Merger Agreement. We are asking for Stockholder Approval for amounts up to and including the Estimated 280G Value for these awards.

Disqualified Individual	Grant Date	Type	Value of Award	Exercise Price	Estimated Section 280G Value
Jeffrey R. Binder	7/31/12	Options	$1,495,200	$7.88	$1,133,218
	7/31/12	Restricted Stock Units	$42,000,000	n/a	$42,000,000

Daniel P. Florin	7/31/12	Options	$297,260	$7.88	$239,946
	7/31/12	Restricted Stock Units	$8,475,000	n/a	8,475,000

Adam R. Johnson	7/31/12	Options	$62,300	$7.88	$47,217
	7/31/12	Restricted Stock Units	$5,400,000	n/a	$5,400,000
	08/08/12	Options	$534,000	$7.88	$200,669
	08/08/12	Restricted Stock Units	$1,575,000	n/a	$1,575,000

Bareld J. Doedens	03/22/13	Options	$2,545,400	$7.88	$1,207,979
	03/22/13	Restricted Stock Units	$2,250,000	n/a	$2,250,000

Bradley J. Tandy	07/31/12	Options	$178,000	$7.88	$134,907
	07/31/12	Restricted Stock Units	$5,100,000	n/a	$5,100,000

Robin T. Barney	07/31/12	Options	$236,740	$7.88	$179,426
	07/31/12	Restricted Stock Units	$5,850,000	n/a	$5,850,000

Daniel E. Williamson	07/31/12	Options	$106,800	$7.88	$80,944
	07/31/12	Restricted Stock Units	$3,075,000	n/a	$3,075,000
	04/01/14	Options	$837,500	$8.30	$379,469
	04/01/14	Restricted Stock Units	$1,050,000	n/a	$1,050,000

Wilber C. Boren, IV	07/31/12	Options	$71,200	$7.88	$53,963
	07/31/12	Restricted Stock Units	$4,500,000	n/a	$4,500,000
	11/07/12	Options	$213,600	$7.88	$85,306
	11/07/12	Restricted Stock Units	$450,000	n/a	$450,000

Hadi Saleh	07/31/12	Options	$102,497	$7.88	$52,428
	07/31/12	Restricted Stock Units	$2,100,000	n/a	$2,100,000
	11/07/12	Options	$427,200	$7.88	$170,611
	11/07/12	Restricted Stock Units	$1,650,000	n/a	$1,650,000

Stuart Kleopfer	07/31/12	Options	$106,800	$7.88	$80,944
	11/07/12	Options	$427,200	$7.88	$170,611
	11/07/12	Restricted Stock Units	$5,850,000	n/a	$5,850,000

John M. McDaniel	07/31/12	Options	$82,859	$7.88	$56,243
	07/31/12	Restricted Stock Units	$1,950,000	n/a	$1,950,000
	01/17/13	Restricted Stock Units	$750,000	n/a	$750,000

Pat Richardson	07/31/12	Options	$117,480	$7.88	$89,039
	07/31/12	Restricted Stock Units	$2,100,000	n/a	$2,100,000
	03/27/13	Restricted Stock Units	$1,050,000	n/a	$1,050,000

Disqualified Individual	Grant Date	Type	Value of Award	Exercise Price	Estimated Section 280G Value

Jon Serbousek	07/31/12	Options	$726,240	$7.88	$501,925
	07/31/12	Restricted Stock Units	$5,400,000	n/a	$5,400,000

Margaret J. Taylor	07/31/12	Options	$117,480	$7.88	$89,039
	07/31/12	Restricted Stock Units	$3,825,000	n/a	$3,825,000

Marcia A. Friesen	08/02/12	Options	$961,200	$7.88	$361,204
	08/02/12	Restricted Stock Units	$2,250,000	n/a	$2,250,000

Daniel P. Hann	07/31/12	Options	$106,800	$7.88	$106,800
	07/31/12	Restricted Stock Units	$4,350,000	n/a	$4,350,000

Stephen Deitsch	04/17/14	Options	$971,250	$9.45	$440,071
	04/17/14	Restricted Stock Units	$1,125,000	n/a	$1,125,000

Lance Perry	01/01/12	Restricted Stock Units	$3,150,000	n/a	$3,150,000
	07/31/12	Options	$170,168	$7.88	$124,706

James Cloar	03/27/13	Options	$1,104,668	$7.88	$384,357
	03/27/13	Restricted Stock Units	$1,875,000	n/a	$1,875,000

Kevin Stone	01/01/12	Restricted Stock Units	$1,650,000	n/a	$1,650,000
	07/31/12	Options	$201,727	$7.88	$100,865
	11/07/12	Restricted Stock Units	$1,050,000	n/a	$1,050,000

William Kolter	07/31/12	Options	$95,675	$7.88	$61,022
	01/01/12	Restricted Stock Units	$1,650,000	n/a	$1,650,000
	03/27/13	Restricted Stock Units	$750,000	n/a	$750,000

James Lancaster	07/31/12	Options	$114,632	$7.88	$78,395
	07/31/12	Restricted Stock Units	$2,925,000	n/a	$2,925,000

Robert D. Delp	01/01/12	Restricted Stock Units	$1,425,000	n/a	$1,425,000
	07/31/12	Options	$48,060	$7.88	$32,886
	11/07/12	Restricted Stock Units	$1,200,000	n/a	$1,200,000

Robert E. Vitoux, Jr.	01/01/12	Restricted Stock Units	$900,000	n/a	$900,000
	07/31/12	Options	$62,078	$7.88	$42,478

Joel C. Higgins	01/01/12	Restricted Stock Units	$2,100,000	n/a	$2,100,000
	07/31/12	Options	$89,000	$7.88	$55,641

Ashok Srinivasan	01/01/12	Restricted Stock Units	$750,000	n/a	$750,000
	07/31/12	Options	$28,035	$7.88	$19,184
	10/03/13	Options	$27,400	$8.15	$27,400

Michael T. Hodges	01/01/12	Restricted Stock Units	$825,000	n/a	$825,000
	07/31/12	Options	$106,800	$7.88	$73,813

Edward Sabin	01/01/12	Restricted Stock Units	$750,000	n/a	$750,000
	07/31/12	Options	$67,284	$7.88	$49,132
	03/27/13	Options	$115,700	$7.88	$54,908

Aurelien J. Bruneau	01/01/12	Restricted Stock Units	$1,050,000	n/a	$1,050,000
	07/31/12	Options	$82,022	$7.88	$54,489
	11/07/12	Options	$213,600	$7.88	$85,306
	11/07/12	Restricted Stock Units	$825,000	n/a	$825,000

Disqualified Individual	Grant Date	Type	Value of Award	Exercise Price	Estimated Section 280G Value

Robert J. Hall	01/01/12	Restricted Stock Units	$975,000	n/a	$975,000
	07/31/12	Options	$58,170	$7.88	$42,808

Todd O. Davis	01/01/12	Restricted Stock Units	$1,950,000	n/a	$1,950,000
	07/31/12	Options	$222,429	$7.88	$129,542
	03/27/13	Restricted Stock Units	$975,000	n/a	$975,000

John R. Enneking	01/01/12	Restricted Stock Units	$1,275,000	n/a	$1,275,000
	07/31/12	Options	$40,050	$7.88	$27,405

John Susaraba	01/01/12	Restricted Stock Units	$1,500,000	n/a	$1,500,000
	07/31/12	Options	$76,184	$7.88	$55,608

Javier Castaneda	08/08/12	Restricted Stock Units	750,000	n/a	750,000
	08/08/12	Options	$512,640	$7.88	$192,642

Stephen Herrington	01/01/12	Restricted Stock Units	$1,050,000	n/a	$1,050,000
	07/31/12	Options	$35,600	$7.88	$26,981

Todd Dawson	01/23/14	Restricted Stock Units	$750,000	n/a	$750,000
	01/23/14	Options	$341,700	$8.30	$171,863

James Diller	07/31/12	Options	$213,600	$7.88	$114,640
	08/08/12	Restricted Stock Units	$375,000	n/a	$375,000

Julie Brubaker	07/31/12	Options	$117,136	$7.88	$53,237
	08/08/12	Restricted Stock Units	$150,000	n/a	$150,000
	09/18/14	Restricted Stock Units	$75,000	n/a	$75,000

Jonathan Grandon	06/04/13	Options	$569,600	$7.88	$236,632
	06/04/13	Restricted Stock Units	$300,000	n/a	$300,000
	04/17/14	Restricted Stock Units	$900,000	n/a	$900,000
	11/06/14	Restricted Stock Units	$600,000	n/a	$600,000

Dean Trippiedi	01/23/14	Options	$569,500	$8.30	$286,438
	01/23/14	Restricted Stock Units	$975,000	n/a	$975,000

Duncan Fatkin	06/19/14	Restricted Stock Units	$1,125,000	n/a	$1,125,000
	07/03/14	Options	$293,750	$12.65	$140,322

James Haney	01/01/12	Restricted Stock Units	$600,000	n/a	$600,000
	08/08/12	Options	$1,068,000	$7.88	$401,338
	08/08/12	Restricted Stock Units	$1,200,000	n/a	$1,200,000

Paul J. D’Antonio	07/31/12	Options	$21,872	$7.88	$14,530
	07/31/12	Restricted Stock Units	$225,000	n/a	$225,000
	01/17/13	Options	$347,100	$7.88	$159,695
	01/17/13	Restricted Stock Units	$225,000	n/a	$225,000

Appendix B

Estimated Section 280G Value – Severance Arrangements

Disqualified Individual	Estimated Section 280G Value
Jeffrey R. Binder	$3,938,336
Daniel P. Florin	$1,927,868
Adam R. Johnson	$1,261,178
Bareld J. Doedens	$1,676,120
Bradley J. Tandy	$772,895
Robin T. Barney	$1,444,871
Daniel E. Williamson	$1,257,995
Wilbur C. Boren, IV	$1,097,063
Hadi Saleh	$1,196,200
Stuart Kleopfer	$1,514,133
John M. McDaniel	$300,000
Pat Richardson	$1,124,651
Jon Serbousek	$1,568,317
Margaret J. Taylor	$1,194,453
Marcia A. Friesen	$416,585
Daniel P. Hann	$1,397,823
Stephen Deitsch	$277,881
Lance Perry	$355,221
James Cloar	$258,999
Kevin Stone	$333,530
William Kolter	$338,659
James Lancaster	$239,103
Robert D. Delp	$248,545
Robert E. Vitoux, Jr.	$252,863
Joel C. Higgins	$323,815
Ashok Srinivasan	$318,358
Michael T. Hodges	$224,627
Edward Sabin	$352,579
Aurelien J. Bruneau	$233,521
Robert J. Hall	$300,670
Todd O. Davis	$236,485
John R. Enneking	$235,420
John Susaraba	$286,006
Javier Castaneda	$282,883
Stephen Herrington	$204,233
Todd Dawson	$230,745
James Diller	$228,984
Julie Brubaker	$205,736
Jonathan Grandon	$1,033,973
Dean Trippiedi	$235,454
Duncan Fatkin	$237,740
James Haney	$298,008
Paul J. D’Antonio	$189,164

Appendix C

Estimated Section 280G Value – Transaction and/or Retention Bonuses

Disqualified Individual	Estimated Section 280G Value
Jeffrey R. Binder	$500,000
Daniel P. Florin	$135,000
Adam R. Johnson	$ 60,000
Bareld J. Doedens	$ 25,000
Robin T. Barney	$110,000
Daniel E. Williamson	$100,000
Hadi Saleh	$ 50,000
Stuart Kleopfer	$100,000
John M. McDaniel	$ 40,000
Pat Richardson	$ 60,000
Jon Serbousek	$ 50,000
Margaret J. Taylor	$ 75,000
Marcia A. Friesen	$ 30,000
Daniel P. Hann	$135,000
Stephen Deitsch	$ 7,500
Lance Perry	$ 60,000
James Cloar	$ 12,000
Kevin Stone	$ 20,000
William Kolter	$ 50,000
James Lancaster	$ 40,000
Robert D. Delp	$ 30,000
Robert E. Vitoux, Jr.	$ 20,000
Joel C. Higgins	$ 40,000
Ashok Srinivasan	$ 13,000
Michael T. Hodges	$ 20,000
Edward Sabin	$ 20,000
Aurelien J. Bruneau	$ 20,000
Robert J. Hall	$ 20,000
Todd O. Davis	$ 45,000
John R. Enneking	$ 20,000
John Susaraba	$ 30,000
Javier Castaneda	$ 10,000
Stephen Herrington	$ 17,500
Todd Dawson	$ 5,000
James Diller	$ 7,000
Julie Brubaker	$ 78,666
Jonathan Grandon	$ 30,000
Dean Trippiedi	$ 6,000
Duncan Fatkin	$ 8,000
James Haney	$ 17,000
Paul J. D’Antonio	$ 8,000

Exhibit I

Stockholder Written Consent

The undersigned stockholder of LVB Acquisition, Inc. (the “Company”), hereby votes such stockholder’s shares with respect to the proposal set forth below in the manner indicated.

APPROVAL OF CERTAIN PARACHUTE PAYMENTS PURSUANT TO SECTION 280G OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PLEASE EMAIL OR FAX THIS STOCKHOLDER WRITTEN CONSENT TO: SECRETARY BY FACSIMILE AT 574-372-1960 OR BY EMAIL AT STOCKHOLDER_INFORMATION@BIOMET.COM. RETURN THE ORIGINAL TO: LVB ACQUISITION, INC. AT 56 EAST BELL DRIVE, WARSAW, INDIANA 46582, ATTENTION: SECRETARY.

Please check the appropriate box to indicate your approval or disapproval of all of the Excess Payments to the following Disqualified Individuals: Jeffrey R. Binder; Daniel P. Florin; Adam R. Johnson; Bareld J. Doedens; Bradley J. Tandy; Robin T. Barney; Daniel E. Williamson; Wilber C. Boren, IV; Hadi Saleh; Stuart Kleopfer; John M. McDaniel; Pat Richardson; Jon Serbousek; Margaret J. Taylor; Marcia A. Friesen; Daniel P. Hann; Stephen Deitsch; Lance Perry; James Cloar; Kevin Stone; William Kolter; James Lancaster; Robert D. Delp; Robert E. Vitoux, Jr.; Joel C. Higgins; Ashok Srinivasan; Michael T. Hodges; Edward Sabin; Aurelien J. Bruneau; Robert J. Hall; Todd O. Davis; John R. Enneking; John Susaraba; Javier Castaneda; Stephen Herrington; Todd Dawson; James Diller; Julie Brubaker; Jonathan Grandon; Dean Trippiedi; Duncan Fatkin; James Haney and Paul J. D’Antonio.

APPROVE:	DISAPPROVE:
[ ]	[ ]

Sign exactly as your name(s) appears on the stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If signing as attorney, executive, trustee or guardian, please give your full title as such. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

This Stockholder Written Consent has been executed by the undersigned stockholder of the Company on the date set forth below. By signing below, the undersigned stockholder further represents to the Company as follows:

1. The undersigned stockholder acknowledges receipt of, and having read and considered the information set forth in, the accompanying Consent Solicitation Statement.

2. The undersigned stockholder either:

(a) is not an “Entity Shareholder” within the meaning of Treasury Regulations Section 1.280G-1, Q&A-7(b)(3) (i.e., is an individual), or

(b) is an Entity Shareholder, the person executing this Stockholder Written Consent on behalf of such Entity Shareholder is authorized to do so by such entity and either the undersigned

(i) holds 1% or less of the total value of outstanding stock of the Company, or

(ii) the fair market value of the common stock of the Company owned by the undersigned represents less than one-third of the total market value of the undersigned’s total gross assets, or

(iii) the person executing this Stockholder Written Consent certifies that the Consent Solicitation Statement has been distributed to all the persons entitled to vote on behalf of such Entity Stockholder, and is hereby submitting copies of this Stockholder Written Consent approving the Excess Payments executed by the person(s) that possesses more than seventy-five percent (75%) of the voting power of such Entity Stockholder.

3. The undersigned is qualified to vote on the matters set forth in this Stockholder Written Consent pursuant to the requirements of the “shareholder approval” rules under Section 280G of the Code (including, for the avoidance of doubt, Q&A 7 of the Treasury Regulations thereunder).

Company stockholders who have questions about the above representations are encouraged to contact their own tax and legal counsel.

Dated: March     , 2015

(Exact Name(s) in which Shares are Held)

(Signature)

(Name of Signatory, if entity shareholder)

(Title of Signatory, if entity shareholder)